Document processing fee		Colorado Secretary of State
If document is filed on paper	$ 125.00	Date and Time: 10/21/2009 01:00 PM
If document is filed electronically	$ 25.00	ID Number: 20011005792
Fees & forms/cover sheets
are subject to change.		Document number: 20091554043
To file electronically, access instructions		Amount Paid: $25.00
for this form/cover sheet and other
information or print copies of filed
documents, visit www.sos.state.co.us
and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
filed pursuant to §7-90-301, et seq. and  §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20011005792

1. Entity name:	DELTA OIL & GAS, INC.
(if changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:	___________________________________________________________________
(if applicable)

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true	☐ “bank” or “trust” or any derivative thereof
name of an entity, trade name or trademark	☐ “credit union” ☐ “savings and loan”
stated in this document, mark the applicable	☐ “insurance”, “casualty”, “mutual”, ore “surety”
box):

4.  Other amendments, if any, are attached.

5.  If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the admendment.

OR

If the corporation’s period of duration as amended is perpetual, mark this box:   ☒

7. (Optional) Delayed effective date:	10/26/2009 08:00 AM
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.  Name(s) and address(es) of the
     individual(s) causing the document
     to be delivered for filing:
Paton-Gay                                         Christopher
(Last)                                                (First)

Suite 604
(Street name and number or Post Office information)

700 West Pender Street

Vancouver                                                                 V6C 1G8
(City)                                       (State)               (Postal/zip code)

British Columbia                                     Canada
(Province-if applicable)             (Country - if not US)

(This document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user’s attorney.

The following paragraph shall be inserted immediately following the paragraph (d) of Article 4 of the Articles of Incorporation of the Company:

           (e) Upon the filing of these Articles of Amendment to the Articles of Incorporation, each five (5) issued and outstanding shares of common stock at such time shall be automatically reclassified and changed into one (1) share of common stock, without any action by the holder thereof; provided, however, that fractional shares shall be rounded up to the nearest whole share.  These Articles of Amendment to the Articles of Incorporation will not affect the number or the par value of authorized shares.